Webcast Alert:  Ultra Petroleum Corp. Announces Its 2nd Quarter Earnings
                         Conference Call on the Web

   HOUSTON, July 21 /PRNewswire-FirstCall/ -- In conjunction with Ultra Petroleum Corp.'s (Amex: UPL) Second Quarter Earnings Conference Call, you are invited to listen to its webcast that will be broadcast live over the Internet on Tuesday, August 5, 2003 at 10:00 AM Central US.

    What: Ultra Petroleum Corp.'s Second Quarter Earnings Conference Call on the Web

    When:     Tuesday, August 5, 2003 at 10:00 AM Central US

    Where:    http://www.firstcallevents.com/service/ajwz385730192gf12.html


    How: Live over the Internet -- Simply log on to the web at the address above.

    Contact:  David Russell at 281-876-0120 x 302

   If you are unable to participate during the live webcast, the call will be archived at www.ultrapetroleum.com . To access the replay, click on the home page.
   Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" and on the Toronto Stock Exchange under the ticker "UP" with 74,087,668 shares outstanding.
   (Minimum Requirements to listen to broadcast:
The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp and at least a 28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to webcastsupport@tfprn.com .)

SOURCE  Ultra Petroleum
   -0-                             07/21/2003
   /CONTACT: David Russell of Ultra Petroleum, +1-281-876-0120, ext. 302/ /Photo: NewsCom: http://www.newscom.com/cgi-bin/prnh/20020226/DATU029LOGO
            AP Archive:  http://photoarchive.ap.org
            PRN Photo Desk, +1-888-776-6555 or +1-212-782-2840/
   /Web site: http://www.microsoft.com/windows/windowsmedia/EN/default.asp / /Web site: http://www.ultrapetroleum.com /
   /Audio:  http://www.firstcallevents.com/service/ajwz385730192gf12.html /
   (UPL)

CO:  Ultra Petroleum
ST:  Texas
IN:  OIL
SU:  CCA MAV